Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements listed below of our reports dated March 13, 2008, with respect to the consolidated financial statements and schedule of Midway Games Inc. and the effectiveness of internal control over financial reporting of Midway Games Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.
(1) Registration Statement No. 333-140206 on Form S-8,
(2) Registration Statement No. 333-136272 on Form S-3,
(3) Registration Statement No. 333-130130 on Form S-3,
(4) Registration Statement No. 333-130131 on Form S-3,
(5) Registration Statement No. 333-130132 on Form S-3,
(5) Registration Statement No. 333-130133 on Form S-3,
(6) Registration Statement No. 333-130134 on Form S-3,
(7) Registration Statement No. 333-127796 on Form S-3,
(8) Registration Statement No. 333-127795 on Form S-3,
(9) Registration Statement No. 333-125830 on Form S-8,
(10) Registration Statement No. 333-121523 on Form S-3,
(11) Registration Statement No. 333-120952 on Form S-3,
(12) Registration Statement No. 333-120347 on Form S-8,
(13) Registration Statement No. 333-115098 on Form S-8,
(14) Registration Statement No. 333-115055 on Form S-3,
(15) Registration Statement No. 333-98745 on Form S-8,
(16) Registration Statement No. 333-46618 on Form S-8,
(17) Registration Statement No. 333-73451 on Form S-8,
(18) Registration Statement No. 333-68373 on Form S-8,
(19) Registration Statement No. 333-57583 on Form S-8, and
(20) Registration Statement No. 333-25757 on Form S-8.
Chicago, Illinois
March 13, 2008